Exhibit 10.1

AMENDMENT NO. 2
TO
AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) dated as of April 6, 2018, is entered into by and among HORIZON CREDIT II LLC (the “Borrower”), State Bank and Trust Company, a Georgia banking corporation (successor by merger to AloStar Bank of Commerce), as a Lender, MUFG UNION BANK, N.A., as a Lender, and KEYBANK NATIONAL ASSOCIATION (successor by merger to Key Equipment Finance Inc.) as a Lender and as Arranger and Agent (in such capacity, the “Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Loan Agreement (as defined below).

PRELIMINARY STATEMENTS

A.      Reference is made to that certain Amended and Restated Loan and Security Agreement dated as of November 4, 2013 by and among the Borrower, the Lenders and the Agent (as amended, modified, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”).

B.      The parties hereto have agreed to amend certain provisions of the Loan Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I.               Amendments to the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 hereof the Loan Agreement is hereby amended as follows:

Section 1.01     Additions to Section 1.1. The following defined terms shall be added to Section 1.1 in alphabetical order as follows:

(a)     “Amendment No. 2 Effective Date” means April 6, 2018.

(b)     “Breakage Costs” means any out-of-pocket loss, cost or expense incurred by any Lender (as reasonably determined by the applicable Lender) as a result of any prepayment of any Advance arising under this Agreement, including, without limitation, any loss or cost (excluding lost profits) in (i) liquidating or employing deposits acquired to fund or maintain such Advance or (ii) unwinding or terminating any deposit, hedging, swap or other capital market investment entered into by the Lender in the ordinary course of business in connection with funding or maintaining such Advance. The amount of any such loss or expense shall be communicated by the applicable Lender(s) to the Agent and set forth in a written notice to Borrower delivered by the Agent on behalf of such Lender(s) prior to the date of such prepayment in the case where notice of such prepayment is delivered to such Lender in accordance with Section 2.3(b) or within two (2) Business Days following such prepayment in the case where no such notice is delivered and shall be conclusive absent manifest error.

(c)     “Collection Account Release” has the meaning set forth in Section 2.3(c)(ii).

(d)     “Collection Account Release Notice” has the meaning set forth in Section 2.3(c)(ii).

(e)     “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(f)      “Hedge Breakage Costs” means, for any Hedge Transaction, any amount payable by Borrower for the early termination of that Hedge Transaction or any portion thereof.

(g)     “Mandatory Prepayment” has the meaning set forth in Section 2.3(b).

(h)     “Material Modification” means any amendment or waiver of, or modification or supplement to, any of the Note Receivable Documents governing such Note Receivable as a result of the related Account Debtor financial under-performance or the related Account Debtor credit-related concerns, in accordance with the Required Procedures, which:

(a)     reduces or forgives any or all of the principal amount due under such Note Receivable;

(b)     (i) waives one or more interest payments (other than any incremental interest accrued due to a default or event of default with respect to such Note Receivable), (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Note Receivable or (iii) reduces the spread or coupon payable on such Note Receivable unless such reduction (when taken together with all other reductions with respect to such Note Receivable) is by less than 10% of the spread or coupon payable at the time of the initial funding;

(c)     contractually or structurally subordinates such Note Receivable by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Account Debtor or (iv) the granting of liens on any of the collateral securing such Note Receivable, in each case that requires the consent of the Borrower or any lenders thereunder; provided, however, that any contractual or structural subordination with respect to any Note Receivable pursuant to the foregoing (i) through (iii) of this clause (c) agreed to by the Borrower in connection with any change in the lender or lenders under the related commercial loan and that has been previously an Eligible Second Lien Note Receivable, and after such change will continue to be an Eligible Second Lien Note Receivable shall not be a “Material Modification” of such Note Receivable;

(d)     either (i) extends the maturity date of such Note Receivable by more than 120 days past the maturity date as of the initial funding or (ii) extends the amortization schedule with respect thereto;

(e)     substitutes, alters or releases the Purchased Assets (as defined in the Amended and Restated Sale and Servicing Agreement) related to such Note Receivable, and such substitution, alteration or release, individually or in the aggregate and as determined in the Agent’s reasonable discretion, materially and adversely affects the value of such Note Receivable; or

(f)     waives any other material requirement under such Note Receivable Document.

(i)      “Prepayment Notice” has the meaning set forth in Section 2.3(c)(i).

(j)      “RIC/BDC Requirements” means the requirements Horizon must satisfy to maintain (a) its status as a “business development company,” within the meaning of the 1940 Act, including, but not limited to, “asset coverage” requirements (as defined in and determined pursuant to Section 18 of the 1940 Act) and (b) its election to be treated as a “regulated investment company” under the Code.

(k)      “Sanctions” has the meaning set forth in Section 5.25(a).

Section 1.02     Deletions from Section 1.1. The following defined terms shall be deleted from Section 1.1:

(a)     “Sanctioned Person”; and

(b)     “Sanctioned Entity”.

Section 1.03     Amendments to Existing Definitions. The following defined terms are amended as follows:

(a)     The definition of “Authorized Person” is deleted in its entirety, and the following substituted therefor:

“Authorized Person” means (a) with respect to Borrower, any of Robert D. Pomeroy, Jr., Chief Executive Officer, Gerald A. Michaud, President, or Daniel Trolio, Chief Financial Officer, or any other individual then serving as the Chief Executive Officer, President, or Chief Financial Officer of Borrower, (b) with respect to Horizon, any of Robert D. Pomeroy, Jr., Chief Executive Officer, Gerald A. Michaud, President, or Daniel Trolio, Chief Financial Officer, or any other individual then serving as the Chief Executive Officer, President, or Chief Financial Officer of Horizon, and (c) with respect to Servicer, any of Robert D. Pomeroy, Jr., Chief Executive Officer, Gerald A. Michaud, President, or Daniel Trolio, Chief Financial Officer, or any other individual then serving as the Chief Executive Officer, President, or Chief Financial Officer of Servicer; provided, that for purposes of this Agreement, no individual who is an Authorized Person shall cease to be an Authorized Person, and no individual who is not then an Authorized Person shall become an Authorized Person, unless and until Agent has received written notice of such change from Borrower, Horizon or Servicer, as applicable, and in the case of an individual becoming an Authorized Person such individual has qualifications and experience substantially similar to the Authorized Person being replaced and Agent has completed a background check on such proposed new Authorized Person with the results of such background check being acceptable to Agent in its Permitted Discretion.

(b)     The definition of “Commitment Termination Date” is deleted in its entirety, and the following substituted therefor:

“Commitment Termination Date” means the third anniversary of the Amendment No. 2 Effective Date, as such date may be extended pursuant to Section 2.2(b).

(c)     Clause (b) of the definition of “Eligible Note Receivable” is deleted in its entirety, and the following substituted therefor:

(b) such Note Receivable shall not have been subject to a Material Modification, unless the Agent has provided its prior written consent; provided, however that such Note Receivable may have been subject to a Material Modification in accordance with the Required Procedures not more than one time during any 12-month period;

(d)     Clause (e) of the definition of “Eligible Note Receivable is deleted in its entirety, and the following substituted therefor:

(e) such Note Receivable has an original term to maturity of not more than sixty (60) months, provided, however, that if such Note Receivable is a Revolving Note Receivable, the revolving period is not more than the lesser of (i) thirty-six (36) months and (ii) the maturity date of any other obligation for borrowed money of the Account Debtor provided by Horizon;

(e)     Clause (a) of the definition of “Excess Concentration Amount” is deleted in its entirety, and the following substituted therefor:

(a) the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Note Receivables included as part of the Collateral for which the applicable Account Debtors are domiciled (x) in the single largest State exceeds sixty percent (60%) of the Concentration Test Balance; (y) in the second largest State exceeds thirty percent (30%) of the Concentration Test Balance; and (z) in any single State other than the two largest States exceeds twenty-five percent (25%) of the Concentration Test Balance;

(f)      Clause (e) of the definition of “Excess Concentration Amount” is deleted in its entirety, and the following substituted therefor:

(e) the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Note Receivables of the single Account Debtor having the second largest aggregate Outstanding Note Receivable Balance exceeds the lower of $15,000,000 or 12% of the Concentration Test Balance on such date;

(g)     Clause (k) of the definition of “Excess Concentration Amount” is deleted in its entirety, and the following substituted therefor:

(k) the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Note Receivables included as part of the Collateral that (i) have been subject to a Material Modification or (ii) are out of covenant compliance under the related Note Receivable Documents but which are not Charged-Off Note Receivables or Delinquent Note Receivables exceeds 10% of the Concentration Test Balance.

(h)     Clause (o) of the definition of “Excess Concentration Amount” is deleted in its entirety, and the following substituted therefor:

(o) the aggregate amount by which the Outstanding Note Receivable Balances of all Eligible Note Receivables included as part of the Collateral for which the applicable Account Debtors are owned by a single Person that is a venture capital firm, private equity group or other institutional investor exceeds 40% of the Concentration Test Balance;

(i)      The definition of “Facility Amount” is deleted in its entirety, and the following substituted therefor:

“Facility Amount” means, at any time and as reduced or increased from time to time, pursuant to the terms of this Agreement the aggregate dollar amount of Commitments of all the Lenders; provided, however, that on the Termination Date and on each date thereafter, the Facility Amount shall be equal to the outstanding Advances as of such date. As of the Amendment No. 2 Effective Date, the Facility Amount is $100,000,000. The Facility Amount may be increased up to a total of $150,000,000 in accordance with the provisions of Section 2.13.

(j)      The definition of “Lead Investor” is deleted in its entirety, and the following substituted therefor:

“Lead Investor” means, at any time with respect to any Account Debtor, the venture capital firm or other institutional investor with the greatest equity ownership in such Account Debtor.

(k)     Clause (a) of the definition of “Rehabilitated Notes Receivable” is deleted in its entirety, and the following substituted therefor:

(a) that has a Material Modification, in each case in accordance with the Required Procedures,

(l)      The definition of “Revolving Credit Availability Period” is deleted in its entirety, and the following substituted therefor:

“Revolving Credit Availability Period” means the period commencing on the Amendment No. 2 Effective Date and ending on the Termination Date.

(m)    The definition of “Revolving Note Receivable” is deleted in its entirety, and the following substituted therefor:

“Revolving Note Receivable” means each Note Receivable that is secured by a valid first priority security interest or lien on specified collateral, (b) is not subordinate in right of payment to any other obligation for borrowed money of the Account Debtor, (c) has an LTV not greater than forty percent (40%) when comparing (i) the aggregate commitment (i.e., assumes fully-drawn) of such Revolving Note Receivable plus all other outstanding balances of loans of such Account Debtor pari passu to the Revolving Note Receivable to (ii) the Account Debtor value, determined in accordance with the Servicer’s Required Procedures, and (d) with respect to which the Borrower has a revolving credit commitment to advance amounts to the applicable Account Debtor during a specified term and which was underwritten as a “Revolving Note Receivable” in accordance with the Required Procedures and is identified on the books of the Servicer as such.

(n)     The definition of “Swap Breakage and Indemnity Amounts” is deleted in its entirety, and the following substituted therefor:

“Swap Breakage and Indemnity Amounts” means any early termination payments, taxes, indemnification payments and any other amounts owed to a Hedge Provider under a Hedge Agreement that do not constitute monthly payments.

(o)     Clause (a) of the definition of “Target Industry Percentage Limit” is deleted in its entirety, and the following substituted therefor:

(a) with respect to the Target Industry of Technology, seventy-five percent (75%);

Section 1.04    Amendments to Section 2.3. Section 2.3 is hereby deleted in its entirety, and the following substituted therefor:

“2.3 Payment; Overadvances; Voluntary Prepayment; Collections Account Release.

(a)     Payment and Voluntary Prepayment.

(i)       Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time) shall be deemed to have been received on the following Business Day and any applicable interest, fee or Breakage Costs shall continue to accrue until such following Business Day.

(ii)       Unless Agent receives notice from Borrower prior to the date on which any payment or voluntary prepayment is due to the Lenders that Borrower will not make such payment or voluntary prepayment in full as and when required, Agent may assume that Borrower has made (or will make) such payment or voluntary prepayment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment or voluntary prepayment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)     Overadvances. If, at any time or for any reason, the aggregate principal balance of the Loans owed by Borrower to the Lender Group is greater than the Maximum Availability (an “Overadvance”), Borrower shall, within two Business Days pay to Agent, in cash, (i) the amount of such excess (to the extent not paid sooner from Collections), which amount shall be used by Agent to reduce the outstanding principal balance of the Loans, together with interest on such excess accrued to the date of prepayment, and (ii) if such payment is made on a date that is not a Remittance Date, any applicable Breakage Costs (such payment, a “Mandatory Prepayment”). Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement and the other Loan Documents.

(c)     Voluntary Prepayment; Collections Account Release. From time to time during the Revolving Credit Availability Period, by delivering to Agent a written notice and on any date that is not a Remittance Date, the Borrower may:

(i)       prepay all or any portion of the Advances then outstanding, other than with respect to Mandatory Prepayments, by delivering to the Agent written notice of such prepayment (a “Prepayment Notice”) at least two (2) Business Days prior to the date of such prepayment (or such later time as the applicable Lenders, in their respective sole discretion, may agree), specifying the date and amount of the prepayment and certifying that, immediately before and after giving effect to such prepayment, (A) no Default or Event of Default has occurred and is continuing and (B) Borrower is and shall be in compliance with the terms of this Agreement. Any prepayment by the Borrower of Advances pursuant to this Section 2.3(c)(i), other than with respect to Mandatory Prepayments, shall be in a minimum amount of $500,000 with integral multiples of $100,000 above such amount (except that, in the case of a prepayment of all Advances then outstanding, such prepayment need not be in an integral multiple of $100,000); any amount so prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Credit Availability Period. A Prepayment Notice shall be irrevocable when delivered; or

(ii)       release any Available Collections from the Collection Account (a “Collection Account Release”) in excess of the interest and other amounts described in clauses (A) through (K) of Section 2.4(a) by delivering to the Agent written notice at least two (2) Business Days prior to the proposed date of such release (a “Collection Account Release Notice”) (x) specifying the date and amount of the Collection Account Release and (y) certifying that, immediately before and after giving effect to such Collateral Account Release, (A) Borrower is and shall be in compliance with the Borrowing Base and (B) no Default or Event of Default has occurred and is continuing. A Collections Account Release may be applied towards the acquisition of new Collateral or for the general corporate purposes of the Borrower. A Collection Account Release Notice shall be irrevocable when delivered.

No prepayment pursuant to clause (i) above or any Collection Account Release shall be given effect unless the Borrower has complied with the terms of any Hedge Agreement requiring that one or more Hedge Transactions be terminated or amended in whole or in part as the result of any such prepayment or such Collection Account Release, and the Borrower has paid all Hedge Breakage Costs owing to the relevant Hedge Provider for any such termination or amendment. If any Prepayment Notice relating to any prepayment is given, the amount specified in such Prepayment Notice shall be due and payable on the date specified therein, together with any Breakage Costs (including Hedge Breakage Costs) related thereto. If any such Collection Account Release Notice is given, the amount remitted to Borrower pursuant to such Collection Account Release Notice shall be reduced by the amount of any Breakage Costs (including Hedge Breakage Costs) related thereto.”

Section 1.05    Amendments to Section 2.4.

(a)     Clause (I) of Section 2.04(a) is hereby deleted in its entirety, and the following substituted therefor:

(I) NINTH, to the Agent for payment to each Lender, in the amount of unpaid Breakage Costs with respect to any prepayments made prior to such Remittance Date and any other costs or expenses, and/or taxes (if any) owed to such Lender;

(b)     Clause (I) of Section 2.04(b) is hereby deleted in its entirety, and the following substituted therefor:

(I) NINTH, to the Agent for payment to each Lender, in the amount of unpaid Breakage Costs with respect to any prepayments made on such Remittance Date, increased costs and/or taxes (if any) owed to such Lender;

Section 1.06    Amendments to Section 5.

(a)     Section 5.25 is deleted in its entirety, and the following substituted therefor:

“5.25 Sanctions; Anti-Corruption.

(a)       None of Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, as of the Amendment No. 2 Effective Date, Crimea, Cuba, Iran, North Korea and Syria).

(b)       Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law, in all material respects. Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws. No part of the proceeds of the loans made hereunder will be used by Borrower or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FPCA.”

(b)     The last sentence of Section 5.26 is deleted in its entirety.

Section 1.07    Amendments to Section 6.

(a)     Section 6.3(d) is deleted in its entirety, and the following substituted therefor:

“(d) as soon as available, but in any event within one hundred fifty (150) days after the end of each fiscal year of Horizon Management, (i) consolidated annual financial statements of Horizon Management and its Subsidiaries for such fiscal year, audited by RSM US LLP or other independent certified public accountants reasonably acceptable to Agent and certified by such accountants to have been prepared in accordance with GAAP, together with any accountants’ letter to management in connection therewith; and (ii) a Compliance Certificate demonstrating in reasonable detail Horizon Management’s calculation of the applicable financial and portfolio covenants contained therein;

(b)     The following Section 6.20 is inserted in numerical order after Section 6.19:

“6.20 Sanctions; Anti-Corruption Laws. Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.”

Section 1.08     Amendments to Section 7. The following Section 7.17 is inserted in numerical order after Section 7.16:

“7.17 Sanctions; Anti-Corruption Use of Proceeds. Directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).”

Section 1.09     Amendments to Section 8.

(a)     Section 8.18 is deleted in its entirety, and the following substituted therefor:

“8.18 If any two of the three of Robert D. Pomeroy Jr., Gerald A. Michaud or Daniel Trolio shall cease to be actively involved in the business of Borrower, Horizon, or Horizon Management (as applicable) in such capacity, and such individuals shall not have been replaced by individuals of like qualifications and experience within ninety (90) days and with respect to whom Agent has completed a background check with the results of such background check being acceptable to Agent in its Permitted Discretion; or”

(b)     Section 8.20 is amended by deleting the period at the end of such Section and the text “; or” substituted therefor.

(c)     The following Section 8.21 is inserted in numerical order after Section 8.20:

“8.21 If at any time Horizon shall cease to satisfy the RIC/BDC Requirements and the same remains unremedied within ten (10) Business Days.”

Section 1.10    Amendments to Schedule C-1. Schedule C-1 to the Loan Agreement is deleted in its entirety, and the following substituted therefor:

Schedule C-1

Commitments

(as of Amendment No. 2 Effective Date)

Lender	Commitment
KeyBank National Association	$50,000,000
State Bank and Trust Company (successor by merger to AloStar Bank of Commerce)	$20,000,000
MUFG Union Bank, N.A.	$30,000,000

All Lenders	$100,000,000

Article II.              Representations and Warranties. The Borrower hereby represents and warrants to each of the other parties hereto (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Loan Agreement for purposes of Section 8.5 thereof), that:

(a)          this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b)          on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

Article III.             Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Agent or its counsel has received:

(a)          counterpart signature pages of this Amendment, executed by each of the parties hereto;

(b)          confirmation by each Lender and the Agent of payment by the Borrower of (i) the fees described in each “Fee Letter” between the Borrower and the applicable Lender, in each case dated the date hereof, and (ii) the Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment (including the fees of counsel to the Agent);

(c)          certificate from the Secretary (or equivalent) of the Borrower, in form and substance satisfactory to the Agent, certifying as to incumbency, corporate authorization and authority to enter into and perform this Amendment and to perform Loan Agreement as amended hereby and other customary matters; and

(d)          a file-stamped copies of each UCC-3 continuation statement filed in connection with the transactions contemplated by this Amendment.

Article IV.             Miscellaneous.

Section 4.01    Reference to and Effect on the Loan Documents.

(a)     Upon the effectiveness of this Amendment, (i) each reference in the Loan Agreement to “this Loan Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended or otherwise modified hereby, and (ii) each reference to the Loan Agreement in any other Loan Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended or otherwise modified hereby.

(b)     Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Loan Agreement, of all other Loan Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any other Loan Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

Section 4.02   Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.03    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.04   Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.05    Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Agent or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent or Lenders with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

HORIZON CREDIT II LLC

By:
Name:
Title:

Signature Page to Amendment No. 2

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2

State Bank and Trust Company, as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2

MUFG UNION BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2